EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries as of February 17, 2026, are listed below showing the percentage of voting securities directly or indirectly owned by the Registrant. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

	Percentage of voting securities directly or indirectly owned by the Registrant (1)	State or other Jurisdiction of incorporation or organization
Amishi Drugs and Chemicals Pvt. Ltd.	100%	India
Arrendadora Gefemesa, S.A. de C.V.	100%	Mexico
Bedford Construction Company	100%	New Jersey
Cali Investment LLC	100%	Delaware
Colombia Millers Ltd.	100%	Delaware
Corn Products Americas Holdings S.à r.l.	100%	Luxembourg
Corn Products Development, Inc.	100%	Delaware
Corn Products Inc. & Co. KG	100%	Germany
Corn Products Kenya Limited	100%	Kenya
Corn Products Mauritius (Pty) Ltd.	100%	Mauritius
Corn Products Puerto Rico Inc.	100%	Delaware
Corn Products Sales LLC	100%	Delaware
Corn Products Southern Cone S.R.L.	100%	Argentina
Crystal Car Line, Inc.	100%	Illinois
Hispano-American Company, Inc.	100%	Delaware
ICI Mauritius (Holdings) Limited	100%	Mauritius
Ingredion (Thailand) Co., Ltd.	100%	Thailand
Ingredion Aceites y Especialidades, S.A. de C.V.	100%	Mexico
Ingredion ANZ Pty Ltd	100%	Australia
Ingredion APAC EMEA Shared Services Sdn. Bhd.	100%	Malaysia
Ingredion Argentina S.R.L.	100%	Argentina
Ingredion Brasil Ingredientes Industriais Ltda.	100%	Brazil
Ingredion Canada Corporation	100%	Nova Scotia
Ingredion China Limited	100%	China
Ingredion Colombia S.A.	100%	Colombia
Ingredion Ecuador S.A.	100%	Ecuador
Ingredion France S.A.S.U.	100%	France
Ingredion Germany GmbH	100%	Germany
Ingredion Global Business Services, S.A. de C.V.	100%	Mexico
Ingredion Global Holdings, LLC	100%	Delaware
Ingredion Holding LLC	100%	Delaware
Ingredion Holdings (Thailand) Co., Ltd.	100%	Thailand
Ingredion India Private Limited	100%	India
Ingredion Japan K.K.	100%	Japan
Ingredion Korea Holding LLC	100%	Nevada
Ingredion Malaysia Sdn. Bhd.	100%	Malaysia
Ingredion México, S.A. de C.V.	100%	Mexico
Ingredion Netherlands B.V.	100%	Netherlands
Ingredion Peru S.A.	100%	Peru

Ingredion Philippines, Inc.	100%	Philippines
Ingredion Shandong Limited	100%	China
Ingredion Singapore Pte. Ltd.	100%	Singapore
Ingredion South Africa (Proprietary) Limited	100%	South Africa
Ingredion Sweetener and Starch (Thailand) Co., Ltd.	100%	Thailand
Ingredion Trading (Shanghai) Limited	100%	China
Ingredion UK Limited	100%	England and Wales
Ingredion Vietnam Company Limited	100%	Vietnam
Inversiones Latinoamericanas S.A.	100%	Delaware
KaTech Ingredient Solutions GmbH	100%	Germany
KaTech Ingredient Solutions Ltd.	100%	England and Wales
Katech Ingredient Solutions Sp.z o.o.	100%	Poland
Laing-National Limited	100%	England and Wales
PT. Ingredion Indonesia	100%	Indonesia
Raymond & White River LLC	100%	Indiana
The Chicago, Peoria and Western Railway Company	100%	Illinois
I-Generation Inc.	98%	Delaware
PCM Pure Circle de Mexico, S.A. de C.V.	98%	Mexico
PureCircle (China) Limited	98%	Hong Kong
PureCircle (Jiangxi) Co. Ltd.	98%	China
PureCircle (S.E.A) Sdn Bhd	98%	Malaysia
PureCircle (Shanghai) Co. Ltd.	98%	China
PureCircle (UK) Limited	98%	England and Wales
PureCircle Africa Limited	98%	Kenya
PureCircle China Agriculture Development Co. Ltd.	98%	China
PureCircle Company LLC	98%	Delaware
PureCircle Company UK Limited	98%	England and Wales
PureCircle do Brasil Comercio, Importacao e Exportacao Ltda.	98%	Brazil
PureCircle Limited	98%	England and Wales
PureCircle Mexico, S.A. de C.V.	98%	Mexico
PureCircle Natural Ingredient India Private Limited	98%	India
PureCircle Sdn. Bhd.	98%	Malaysia
PureCircle South America Sociedad Anonima	98%	Paraguay
PureCircle USA Holdings Inc.	98%	Delaware
PureCircle USA Inc.	98%	Delaware
Rafhan Maize Products Co. Ltd.	71%	Pakistan
Mannitab Pharma Specialities Pvt. Ltd.	65%	India
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(1)  With respect to certain companies, shares in the names of nominees and qualifying shares in the names of directors are included in the above percentages.

2